Exhibit 8.1

LUSE GORMAN, PC

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

March 13, 2023

Boards of Directors

Somerset Savings Bank, SLA

SR Bancorp, Inc.

220 West Union Avenue

Bound Brook, New Jersey 08805

Boards of Directors:

You have requested this firm’s opinion regarding the material federal income tax consequences of the proposed conversion (the “Conversion”) of Somerset Savings Bank, SLA (the “Bank”) from a New-Jersey-chartered mutual savings and loan association to a New Jersey-chartered stock savings bank (“Stock Bank”), pursuant to the Plan of Conversion of Somerset Savings Bank, SLA adopted by the Board of Directors of the Bank on July 25, 2022, as amended on March 7, 2023 (the “Plan”). In the Conversion, all of the Bank’s to-be-issued capital stock, consisting entirely of voting common stock, will be acquired by SR Bancorp, Inc., a Maryland corporation (the “Holding Company”). All capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.

In connection with our opinion, we have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and we have relied upon the accuracy of the factual matters set forth in the Plan, the Holding Company’s Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”) and the applications or notices for approval of/non-objection to of the Conversion and the formation of a new bank holding company filed with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the New Jersey Department of Banking and Insurance, respectively (collectively, the “Applications”). In addition, we are relying on a letter from RP Financial, LC. to you, dated March 13, 2023, stating its belief as to certain valuation matters described below. In rendering this opinion, we assume that each of the parties to the Conversion will comply with all reporting obligations with respect to the Conversion required under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (the “Treasury Regulations”).

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Somerset Savings Bank, SLA

SR Bancorp, Inc.

March 13, 2023

Our opinion is based upon the existing provisions of the Code, and the Treasury Regulations, and upon current Internal Revenue Service (“IRS”) published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated herein, upon which this opinion is based, could modify the conclusions herein. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

We opine only as to the matters we expressly set forth herein, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

For purposes of this opinion, we are relying, without independent verification, on the representations as to factual matters provided to us by the Bank and the Holding Company, as set forth in the joint certificate for both of those aforementioned entities, which has been signed by an authorized officer of each of the aforementioned entities and incorporated herein by reference.

We emphasize that the outcome of litigation cannot be predicted with certainty and, although we have attempted in good faith to opine as to the probable outcome of the merits of each tax issue with respect to which an opinion was requested, there can be no assurance that our conclusions are correct or that they would be adopted by the Internal Revenue Service or a court.

BACKGROUND

The Bank is a New Jersey-charted mutual savings and loan association that is in the process of converting to a New-Jersey-chartered stock savings association. As a New Jersey mutual savings and loan association, the Bank has no authorized capital stock. Instead the Bank, in mutual form, has a unique equity structure. A depositor in the Bank is entitled to payment of interest on his or her account balance as declared and paid by the Bank. A depositor has no right to a distribution of any earnings of the Bank, except for interest paid on the deposit balance, and such earnings that become retained earnings of the Bank. However, a depositor has a pro-rata ownership interest in the net worth of the Bank based upon the deposit balance in his or her account. This interest may only be realized in the event of a complete liquidation of the Bank. A depositor who reduces or closes his or her deposit account with the Bank receives solely the balance of his or her deposit account. In connection with and at the time of the Conversion, Eligible Account Holders and Supplemental Eligible Account Holders will exchange their liquidation rights in the Bank for an interest in a liquidation account (“Liquidation Account”) established at the Stock Bank.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Somerset Savings Bank, SLA

SR Bancorp, Inc.

March 13, 2023

PROPOSED TRANSACTION

The Holding Company has been formed under the laws of the State of Maryland for the purpose of the proposed transactions described herein, to engage in business as a holding company and to own all of the outstanding capital stock of the Stock Bank. The Holding Company will issue shares of its voting common stock (“Common Stock”), upon completion of the mutual-to-stock conversion of the Bank, to persons purchasing such shares as described in greater detail below.

Following regulatory approval, the Plan provides for the offer and sale of shares of Common Stock in a Subscription Offering pursuant to nontransferable subscription rights on the basis of the following preference categories enumerated in order of preference: (1) Eligible Account Holders; (2) the Bank’s Tax-Qualified Plans, including the newly to-be adopted employee stock ownership plan; (3) Supplemental Eligible Account Holders; and (4) Voting Members, all as described in the Plan. The number of shares at the minimum of the offering range must be sold for the Conversion to be completed. If shares remain after all orders are filled in the categories described above, the Plan calls for a community offering to the general public with preference given to natural persons residing in the Counties of Hunterdon, Middlesex and Somerset in the State of New Jersey (“Community Offering”), followed, at the discretion of the Bank and the Holding Company, by a syndicated community offering for the shares not sold in the Community Offering.

Pursuant to the Plan, all such shares will be issued and sold at a uniform price per share. The aggregate purchase price at which all shares of Common Stock will be offered and sold pursuant to the Plan will be equal to the estimated pro forma market value of the Holding Company and Bank, as converted. The estimated pro forma market value will be determined by RP Financial LC., an independent appraiser. The conversion of the Bank from mutual-to-stock form and the sale of newly issued shares of the stock of the Stock Bank to the Holding Company will be deemed effective concurrently with the closing of the sale of Common Stock.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Somerset Savings Bank, SLA

SR Bancorp, Inc.

March 13, 2023

OPINION OF COUNSEL

Based solely upon the foregoing information, we render the following opinion:

1. The change in the form of operation of the Bank from a New Jersey mutual savings and loan association to a New Jersey stock savings association, as described above, will constitute a reorganization within the meaning of Code Section 368(a)(1)(F), and no gain or loss will be recognized to either the Bank or to Stock Bank as a result of such Conversion. See Rev. Rul. 80-105, 1980-1 C.B. 78. The Bank and Stock Bank will each be a party to a reorganization within the meaning of Code Section 368(b). Rev. Rul. 72-206, 1972-1 C.B. 104.

2. No gain or loss will be recognized by Stock Bank on the receipt of money from the Holding Company in exchange for its shares of common stock or by the Holding Company upon the receipt of money from the sale of Common Stock. Code Section 1032(a).

3. The assets of the Bank will have the same basis in the hands of Stock Bank as they had in the hands of the Bank immediately prior to the Conversion. Code Section 362(b).

4. The holding period of the Bank’s assets to be received by Stock Bank will include the period during which the assets were held by the Bank prior to the Conversion. Code Section 1223(2).

5. No gain or loss will be recognized by the account holders of the Bank upon the issuance to them of withdrawable deposit accounts in Stock Bank in the same dollar amount and under the same terms as their deposit accounts in the Bank, and no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon receipt by them of an interest in the Liquidation Account of Stock Bank, in exchange for their ownership interests in the Bank. Code Section 354(a).

6. The basis of the account holders’ deposit accounts in the Stock Bank will be the same as the basis of their deposit accounts in the Bank surrendered in exchange therefor. The basis of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s interests in the Liquidation Account of the Stock Bank will be zero, that being the cost of such property.

7. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Common Stock will be zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders or Voting Members upon the distribution to them of the nontransferable subscription rights to purchase Common Stock. No taxable income will be realized by the Eligible Account Holders, Supplemental Eligible Account Holders or Voting Members as a result of the exercise of the nontransferable subscription rights. Rev. Rul. 56-572, 1956-2 C.B. 182.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Somerset Savings Bank, SLA

SR Bancorp, Inc.

March 13, 2023

8. It is more likely than not that the basis of the Common Stock to a stockholder of the Holding Company will be the purchase price thereof. (Section 1012 of the Code). The stockholder’s holding period will commence upon the exercise of the subscription rights. (Section 1223(5) of the Code).

9. For purposes of Section 381 of the Code, the Stock Bank will be treated as if there had been no reorganization. Accordingly, the taxable year of the Bank will not end on the effective date of the Conversion merely because of the transfer of assets of the Bank to the Stock Bank, and the tax attributes of the Bank will be taken into account by the Stock Bank as if there had been no reorganization. (Treas. Reg. Section 1.381(b)-(1)(a)(2)).

10. The part of the taxable year of the Bank before the reorganization and the part of the taxable year of Stock Bank after the reorganization will constitute a single taxable year of Stock Bank. See Rev. Rul. 57-276, 1957-1 C.B. 126. Consequently, the Bank will not be required to file a federal income tax return for any portion of that taxable year solely by reason of the Conversion. (Treas. Reg. Section 1.381(b)-1(a)(2)).

11. The tax attributes of the Bank enumerated in Code Section 381(c) will be taken into account by Stock Bank. (Treas. Reg. Section 1.381(b)-1(a)(2)).

Notwithstanding any reference to Code Section 381 above, no opinion is expressed or intended to be expressed herein as to the effect, if any, of this transaction on the continued existence of, the carryover or carryback of, or the limitation on, any net operating losses of the Bank or its successor, Stock Bank, under the Code.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Somerset Savings Bank, SLA

SR Bancorp, Inc.

March 13, 2023

Our opinion in paragraph 5 above is based on the premise that the benefit provided by the Liquidation Account in the Stock Bank has a fair market value of zero at the time of the Conversion. The Liquidation Account payment obligation arises only in a liquidation of the Stock Bank including if the Stock Bank enters into a transaction to transfer its assets and liabilities to a credit union. We understand that: (i) no holder of an interest in a liquidation account has ever received payment of an interest in a liquidation account attributable to the liquidation of a solvent bank (other than as set forth below); (ii) the interests in the Liquidation Account are not transferable by an Eligible Account Holder or Supplemental Eligible Account Holder; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in the Stock Bank are reduced, as described in the Plan; and (iv) holders of an interest in a liquidation account have received payments of their interest in only a limited number of instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumptions of liabilities of holding companies and subsidiary banks). These instances involved the purchase of a bank’s assets and assumption of a bank’s liabilities by a credit union. However, not all states permit the sale of a bank’s assets to a credit union, further limiting the opportunity for this type of transaction. We also note that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985) stated the following:

The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares. Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed: “It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.” Society for Savings v. Bowers, 349 U.S. 143, 150 (1955).

In the present case, we believe that the same analysis as was applied in Paulsen and Society for Savings can be applied to the extremely remote contingency that a depositor will, at some undetermined time in the future, realize value from the sale of the Stock Bank’s assets to a credit union. First, some states prohibit a credit union from acquiring a bank’s assets through a purchase and assumption transaction. Second, although others do permit such a transaction, as noted above, there have been only a limited number of instances where a credit union has acquired the assets of a bank where an amount representing the then-value of a liquidation account has been (or will be) paid to the bank’s eligible depositors. These instances all involved former mutual banks that were required to establish liquidation accounts in a conversion to a stock bank and who later engaged in a purchase and assumption transaction with a credit union. Less than ten instances out of hundreds of converted former mutual banks since 1816 (the date the first mutual bank was chartered, in Massachusetts) have engaged in purchase and assumption transactions with credit unions and have been required to distribute to their depositors the remains of any liquidation accounts. Under these circumstances, we agree with the statement by the Supreme Court in Society for Savings that “any theoretical value reduces almost to the vanishing point.”

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Somerset Savings Bank, SLA

SR Bancorp, Inc.

March 13, 2023

In addition, we are relying on a letter from RP Financial, LC., dated March 13, 2023, to you stating its belief that the benefit provided by the Liquidation Account does not have any economic value at the time of the Conversion. Based on the foregoing, we believe it is more likely than not that liquidation rights in the Liquidation Account have no value.

If the IRS were to subsequently find that the Liquidation Account had economic value as of the time of the Conversion, each Eligible Account Holder and Supplemental Eligible Account Holder may need to recognize income in the amount of the fair market value of their interest in the Liquidation Account as of the effective date of the Conversion. However, we are not aware of any situation where rights in a bank liquidation account have been found to have an economic value at the time of a mutual-to-stock conversion or a second-step conversion of a mutual holding company.

Our opinion in paragraph 7 above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. Our opinions in paragraphs 7 and 8 are based on the facts that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of Common Stock at the same price to be paid by members of the general public in any Community Offering. We also note that RP Financial, LC. has issued a letter dated March 13, 2023, stating that the subscription rights will have no ascertainable market value. We further note that the IRS has not in the past reached a different conclusion with respect to the value of nontransferable subscription rights. If the subscription rights are subsequently found to have value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or Stock Bank may be taxable on the distribution of the subscription rights.

CONSENT

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and as an exhibit to the Applications with respect to the Conversion, as applicable. We also hereby consent to the references to this firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement and the Applications.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Somerset Savings Bank, SLA

SR Bancorp, Inc.

March 13, 2023

USE OF OPINION

We hereby consent to the use of and reliance on this opinion by Baker Tilly US, LLP, in issuing its state tax opinion to the Bank related to the Conversion.

Very truly yours,

/s/ Luse Gorman, PC
LUSE GORMAN, PC